UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2023

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

81 Executive Blvd. Suite 3
Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2023, Enzo Biochem, Inc., a New York corporation (the “Company”), Enzo Clinical Labs, Inc., a New York corporation (the “Subsidiary” and, together with the Company, the “Seller”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Laboratory Corporation of America Holdings, a Delaware corporation (the “Buyer”). Pursuant to the Purchase Agreement, the Seller has agreed to sell certain assets and assign certain liabilities of its clinical labs business (the “Business”) to the Buyer in exchange for approximately $146,000,000 in cash (subject to certain adjustments), on and subject to the terms and conditions set forth therein (such transaction, the “Transaction”).

The Purchase Agreement contains customary representations, warranties, covenants and termination rights for a transaction of this nature, including, among other things, customary covenants: (i) relating to the conduct of the Business between the signing of the Purchase Agreement and the closing of the Transaction and (ii) regarding the efforts of the parties to cause the Transaction to be consummated, including obtaining certain consents and approvals. The consummation of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, closing under the Purchase Agreement is contingent on the Company obtaining approval of the Transaction by shareholders of the Company holding a majority of the shares of its common stock outstanding. Certain officers and directors of the Company have agreed with Buyer to vote the shares they beneficially own, totaling up to approximately 11% of the shares outstanding, in favor of the Transaction.

The Purchase Agreement contains a “no shop” restriction on the Company’s ability to solicit third party proposals from, provide confidential information to, and engage in discussions and negotiations with, potential third-party bidders. The “no shop” restriction contains a “fiduciary out” provision whereby if the Company receives an unsolicited third-party acquisition proposal after the date of the Purchase Agreement and prior to shareholder approval, and the Company’s Board of Directors determines in good faith that such proposal is reasonably likely to result in a Superior Proposal, as defined in the Purchase Agreement, the Company may engage with such third-party bidder.

The Purchase Agreement also includes customary termination provisions for both the Company and Buyer and provides that, in connection with the termination of the Purchase Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited Superior Proposal, the Company will be required to pay Buyer a termination fee of $5,000,000, or reimbursement of Buyer’s expenses of up to $5,000,000.

Subject to the terms and conditions stated in the Purchase Agreement, after shareholder approval of the Transaction, Buyer will be obligated to pay a fee to the Company for each day after the date of such approval until the closing of the Transaction.  At the closing of the Transaction, such fee will be wholly or partially credited against the purchase price.

In connection with the Transaction, the Company and the Buyer entered into an amendment to the STAT Testing Agreement between the parties for the provision of certain STAT testing services in connection with the post-closing operations of the Buyer and will enter into an intellectual property agreement for the assignment of certain intellectual property rights relating to the Business, in each case subject to the terms and conditions set forth therein.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and is qualified in its entirety by the terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about the Company, the Buyer or their respective subsidiaries and affiliates. The Purchase Agreement contains representations, warranties and covenants by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or the Business. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events.

On March 16, 2023, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contain forward-looking information about our Company’s financial results and estimates, business prospects and products in research and development that involve substantial risks and uncertainties. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “will”, and other words and terms of similar meaning in connection with any discussion of future operations or financial performance.

In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, interest rates, foreign currency rates, intellectual property matters, the outcome of contingencies, such as legal proceedings, impacts of the COVID-19 pandemic and measures we have taken in response, and financial results. We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements. Investors should bear this in mind as they consider forward-looking statements. We do not assume any obligation to update or revise any forward-looking statement that we make, even if new information becomes available or other events occur in the future. We are also affected by other factors that may be identified from time to time in our filings with the Securities and Exchange Commission, some of which are set forth in our Form 10-K filing for the July 31, 2022 fiscal year. You are advised to consult any further disclosures we make on related subjects in our Forms 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission (“SEC”). Although we have attempted to provide a list of important factors which may affect our business, investors are cautioned that other factors may prove to be important in the future and could affect our operating results.

You should understand that it is not possible to predict or identify all such factors or to assess the impact of each factor or combination of factors on our business. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Additional Information and Where to Find It

The Company intends to hold a special meeting of its shareholders to approve the proposed asset sale referred to in this Current Report on Form 8-K. In connection with seeking shareholder approval, the Company intends to file with the SEC a proxy statement and other documents describing the proposed transaction. Shareholders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. A definitive proxy statement will be sent to the shareholders of the Company seeking their approval of the asset sale. Shareholders may obtain a free copy of the proxy statement, when it is available, and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov, or by directing a request to Enzo Biochem, Inc., 81 Executive Blvd. Suite 3, Farmingdale, New York 11735, Attn.: Investor Relations.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the transactions. Information about the directors and executive officers of the Company is set forth in the Company’s Form 10-K for the fiscal year ended July 31, 2022 and the proxy statement filed with the SEC on December 21, 2022. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transactions may be obtained by reading the proxy statement regarding the proposed transactions when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Name
2.1*	Asset Purchase Agreement, dated as of March 16, 2023, by and among Laboratory Corporation of America Holdings, Enzo Clinical Labs, Inc. and Enzo Biochem, Inc.
99.1	Press Release, dated March 16, 2023, issued by Enzo Biochem, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2) or 601(a)(5) (as applicable). The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: March 16, 2023	By:	/s/ Hamid Erfanian
Hamid Erfanian
Chief Executive Officer

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